SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2005

PEREGRINE SYSTEMS, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-22209	95-3773312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3611 VALLEY CENTRE DRIVE, SAN DIEGO,		CA 92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 481-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01  Other Events

On January 19, 2005, Peregrine Systems, Inc. (the “Company”) issued a press release regarding certain business information concerning the Company’s fiscal 2005 third quarter ended December 31, 2004.  A copy of the press release is furnished as Exhibit 99.1 to this report.

As announced on January 14, 2005, the Company hosted a conference call on Thursday, January 20, 2005, at 2:00 p.m. PST (5:00 p.m. EST) to provide a business update for investors, customers, partners and other stakeholders.  A copy of the press release announcing the conference call is furnished as Exhibit 99.2 to this report.

The information in this report (including the exhibits) is furnished pursuant to Item 8.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated January 19, 2005.

99.2	Press Release, dated January 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2005	PEREGRINE SYSTEMS, INC.

	By:	/s/ Kenneth Saunders
Kenneth Saunders,
Executive Vice President &
Chief Financial Officer